                                 ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                                /s/ Arthur Andersen LLP
                                                ------------------------
                                                Arthur Andersen LLP



Baltimore, Maryland
June 26, 1998